                     Exhibit 99.1 - Joint Filer Information

Designated Filer:  Salix Pharmaceuticals, Ltd.
Issuer & Ticker Symbol:  Santarus, Inc. [SNTS]
Date of Event Requiring Statement:  January 2, 2014

Joint Filers:

1.    Name:      Salix Pharmaceuticals, Inc.
      Address:   c/o Salix Pharmaceuticals, Ltd.
                 8510 Colonnade Center Drive
                 Raleigh, NC 27615

2.    Name:      Willow Acquisition Sub Corporation
      Address:   c/o Salix Pharmaceuticals, Ltd.
                 8510 Colonnade Center Drive
                 Raleigh, NC 27615